                                                                      EXHIBIT 10


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                             AMENDED AND RESTATED


                        SECURITIES PURCHASE AGREEMENT


                                 by and among


                       WARBURG, PINCUS VENTURES, L.P.,


                     FRANKLIN CAPITAL ASSOCIATES III L.P.


                                     and


                             COVENTRY CORPORATION


                                    dated


                                    as of


                                April 2, 1997


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--------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                                                                     PAGE
SECTION 1.           AUTHORIZATION OF ISSUE OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1.        Convertible Exchangeable Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2.        Warrants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3.        Convertible Preferred Stock.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.           PURCHASE AND SALE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1.        Initial Issuance of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2.        Subsequent Issuance of Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3.        Closing and Closing Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.4.        Tax Basis.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 3.           SCHEDULED PAYMENTS AND PREPAYMENTS ON THE NOTES.   . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1.        General.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2.        Mandatory Prepayments of the Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.3.        Optional Prepayments of the Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.4.        Partial Prepayments Pro Rata.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 4.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1.        Corporate Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2.        Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3.        Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.4.        Corporate Proceedings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.5.        Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.6.        Compliance with Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.7.        Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.8.        Change in Ownership.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.9.        Absence of Defaults, Conflicts, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.10.       Reports and Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.11.       Absence of Certain Developments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.12.       Material Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.13.       Absence of Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.14.       Employees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.15.       Tax Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.16.       Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.17.       Patents, Licenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.18.       Title to Tangible Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.19.       Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.20.       Transactions with Related Parties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.21.       Interest in Competitors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.22.       Registration Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.23.       Regulation G, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.24.       Private Offering.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.25.       Brokerage.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.26.       Illegal or Unauthorized Payments; Political Contributions.   . . . . . . . . . . . . . . . . . .  19





                                     (i)
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
         4.27.       Takeover Statute; Rights Plan.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.28.       Material Facts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE INVESTORS  . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 6.           ADDITIONAL COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.1.        Resale of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.2.        Covenants Pending Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.3.        Board Nominees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.4.        Subscription Right.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.5.        Use of Proceeds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.6.        Amendment to Rights Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 7.           INVESTORS' CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.1.        Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.2.        Compliance with Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.3.        Injunction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.4.        Counsel's Opinion.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.5.        Adverse Development.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.6.        Election of Directors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.7.        Approval of Creditors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.8.        Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.9.        Secretary's Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.10.       Officer's Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.11.       Approval of Proceedings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.12.       Amendment to Rights Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 8.           COMPANY CLOSING CONDITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.1.        Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.2.        Compliance with Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.3.        Injunction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.4.        Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.5.        Investors' Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 9.           CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 10.          ANTI-DILUTION PROVISIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 11.          REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.1.       Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.2.       Requested Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.3.       Company Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11.4.       Expenses of Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.5.       Registration Procedures.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.6.       Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.7.       Information by the Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.8.       Rule 144 Reporting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.9.       "Market Stand-off" Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.10.      Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51





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
SECTION 12.          COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.1.       Approval of Preferred Stock.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.2.       Exchange of Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.3.       Financial and Business Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.4.       Inspection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.5.       Confidentiality.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.6.       Takeover Statute.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.7.       Rights Agreement Inapplicable.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.8.       Hart-Scott Filings; Consents and
                        Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.9.       Conduct of Business and Maintenance of
                        Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.10.      Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.11.      Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.12.      Keeping of Books.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.13.      Transfer; Lost, etc. Securities;
                        Certificates Evidencing Securities (or
                        Common Stock); Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.14.      Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 13.          EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         13.1.       Events of Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         13.2.       Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 14.          INTERPRETATION OF THIS AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         14.1.       Terms Defined.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         14.2.       Accounting Principles.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         14.3.       Directly or Indirectly.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         14.4.       Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         14.5.       Paragraph and Section Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 15.          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         15.1.       Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         15.2.       Consent to Amendments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         15.3.       Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         15.4.       Expenses and Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         15.5.       Reproduction of Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         15.6.       Termination and Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         15.7.       Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         15.8.       Entire Agreement; Amendment and Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         15.9.       Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         15.10.      Limitation on Enforcement of Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         15.11.      Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

EXHIBIT A                   Form of Note
EXHIBIT B                   Form of Warrant
EXHIBIT C                   Form of Certificate of Designation of Series A
                            Convertible Preferred Stock of the Company





                                    (iii)

EXHIBIT D                   Certificate of Incorporation of the Company
EXHIBIT E                   Bylaws of the Company
EXHIBIT F                   Voting Trust Agreement

Schedule I                  Names of Investors
Schedule 2.1                Investors
Schedule 4.2                Subsidiaries
Schedule 4.3                Stockholders and Conversion Rights
Schedule 4.5                Consents and Approvals
Schedule 4.6                Compliance with Law
Schedule 4.12               Key Agreements and Instruments
Schedule 4.16               Employee Benefit Arrangements
Schedule 7.14               Affiliates
Schedule 12.14              Licenses





                                     (iv)

                             COVENTRY CORPORATION

                             AMENDED AND RESTATED

                        SECURITIES PURCHASE AGREEMENT

                          Dated as of April 2, 1997

To the Investors whose
names and addresses are
set forth on Schedule I hereto

Dear Sirs:

                 Coventry Corporation, a Tennessee corporation (the "Company"), hereby agrees with Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Franklin Capital Associates III L.P., a Delaware limited partnership ("Franklin" and together with Warburg, the "Investors") as follows:

SECTION 1        AUTHORIZATION OF ISSUE OF SECURITIES

                 1.1        Convertible Exchangeable Notes.

                 The Company has authorized the issuance, sale and delivery to the Investors of its convertible, exchangeable senior subordinated notes (together with any replaced or exchanged notes referred to herein as the "Notes") in the aggregate principal amount of $40,000,000, to be dated a Closing Date and to bear interest on the unpaid balance thereof from the date thereof at the rate of 8.3% per annum until the second anniversary of its respective Closing Date and at the rate of 5.0% per annum thereafter, until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). The Notes shall be substantially in the form of Exhibit A attached hereto. Interest on the Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from its respective Closing Date, and if such date is not a Business Day on the next Business Day thereafter; provided, however, that the Company shall issue interest notes ("Interest Notes" and individually called an "Interest Note") in payment of any or all interest due on or before the second anniversary of the applicable Closing Date, which Interest Notes shall bear interest on the unpaid balance thereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance thereof until the second anniversary of the applicable Closing Date and at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) thereafter until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise); and, provided, further, that the Company may, at its sole option, issue Interest Notes in lieu of a cash payment of any or all interest due after the second anniversary of the Closing Date, which Interest Notes shall bear interest on the unpaid balance thereof from the date of issuance thereof at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest on the Interest Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date of issuance thereof, and if such date is not a Business Day on the next Business Day thereafter. Such Interest Notes shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, all references to the Notes or a Note shall be deemed to include any and all Interest Notes.

                 1.2        Warrants.

                 The Company has authorized and created Warrants (herein, together with any such warrants which may be issued hereunder in substitution or exchange therefor collectively called the "Warrants" and individually called a "Warrant"), initially evidencing the right to purchase an aggregate of 2,352,941 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), to be dated a Closing Date and to be substantially in the form of Exhibit B hereto. Each Warrant will be immediately exercisable and transferable at the sole option of its holder.

                 1.3        Convertible Preferred Stock.

                 The Board has authorized and has proposed to submit to the shareholders of the Company for their approval at the next annual meeting of shareholders of the Company the creation, issuance and sale of a series of Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), consisting of 6,000,000 shares and designated as its "Series A Convertible Preferred Stock." The terms, limitations and relative rights and preferences of any such Series A Preferred Stock are set forth in the form of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, a copy of which is attached hereto as Exhibit C (the "Certificate of Designation").

SECTION 2        PURCHASE AND SALE OF SECURITIES

                 2.1        Initial Issuance of Securities.

                 Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investors' representations set forth below, on the First Closing Date (as defined below) the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities set forth opposite their respective names on Schedule 2.1, at the aggregate cash purchase prices (each a "First Closing Purchase Price") set forth opposite their respective names on Schedule 2.1 (such Securities collectively referred to herein as the "First Closing Securities"). Such sale and purchase shall be effected on the First Closing Date by the Company executing and delivering to each of the Investors, duly registered in its name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, a duly executed Note and a duly executed Warrant in the amount set forth on Schedule 2.1, against delivery by each of the Investors to the Company of the First Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

                 2.2      Subsequent Issuance of Securities.

                 (b) Subject to the terms set forth in this Agreement, to the conditions set forth in Section 2.3(b) and in reliance upon the Company's and the Investors' representations set forth below, on the Second Closing Date (as defined below) the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities set forth opposite their respective names on Schedule 2.2, at the aggregate cash purchase prices (each a "Second Closing Purchase Price," and together with the respective First Closing Purchase Price, the "Purchase Price") set forth opposite their respective names on Schedule 2.2 (such Securities collectively referred to herein as the "Second Closing Securities," and together with the First Closing Securities, the "Purchased Securities"). Such sale and purchase shall be effected on the Second Closing Date by the Company executing and delivering to each of the Investors, duly registered in its name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the Second Closing Date, a duly executed Note and a duly executed Warrant in the amount set forth on Schedule 2.2, against delivery by each of the Investors to the Company of the Second Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

                 2.3        Closing and Closing Date.

                 (a) The First Closing. The closing of the transactions contemplated by Section 2.1 (the "First Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 hereof shall be fulfilled or waived in accordance with this Agreement, or such other date as the Investors and the Company agree in writing (the "First Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as the Investors and the Company shall mutually select.

                 (b) The Second Closing. The closing of the transactions contemplated by Section 2.2 (the "Second Closing," and together with the First Closing, the "Closings," and each a "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.9, 7.10, 7.11 and Section 8 hereof (the "Second Closing Conditions") shall be fulfilled or waived in accordance with this Agreement, or such other date as the Investors and the Company agree in writing (the "Second Closing Date," and together with the First Closing Date, the "Closing Dates" and each a "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as the Investors and the Company shall mutually select. The obligation of each of the Investors and the Company required to be performed by it pursuant to this Section 2.3(b) shall be subject to the performance by each of the other parties of their agreements theretofore to be performed pursuant to this Section 2.3(b) and the satisfaction of Second Closing Conditions.

                 2.4        Tax Basis.

                 The Company and the Investors agree that the aggregate Purchase Price of $42,352,941 shall be allocated as follows: $40,000,000 to the Notes and $2,352,941 to the Warrants. The Company and the Investors shall each file all income tax and similar documents (including information and reporting forms) consistent with such allocation.

SECTION 3        SCHEDULED PAYMENTS AND PREPAYMENTS ON THE NOTES.

                 3.1        General.

                 The Notes shall be subject to scheduled payment and mandatory prepayments as specified in Section 3.2 and to the optional prepayments under the circumstances set forth in Section 3.3.

                 3.2        Mandatory Prepayments of the Notes.

                 (a) Scheduled Payments of the Notes. On the fifth, sixth and seventh anniversaries of each Closing Date, the Company shall apply to the outstanding principal balance of the Notes purchased on such Closing Date, without premium or penalty, an amount equal to 33.33%, 50.0% and 100.0%, respectively, of the aggregate outstanding principal amount of the Notes as of such date, and such aggregate principal amount of the Notes, together with all accrued and unpaid interest thereon to such payment date, shall become due and payable on such payment date.

                 (b) Prepayment Upon Change of Control. Upon a Change of Control the Company shall, upon the written request of the Majority Holders, prepay on the effective date of the Change of Control 100.0% of the aggregate outstanding principal balance of the Notes or such other portion of the principal amount of the Notes requested by the Majority Holders to be prepaid at a price in cash equal to the principal amount to be prepaid plus all accrued but unpaid interest thereon through the date of payment.

                 The Company shall notify each Investor as promptly as practicable prior to the occurrence of any event constituting a Change of Control but in any event not less than thirty (30) days prior to a Change of Control. Such notice shall specify the date of the proposed Change of Control and that such prepayment would be made pursuant to this Section 3.2(b). If an Investor requests prepayment it shall thereafter furnish to the Company written notice of such election pursuant to this Section 3.2(b). Notice of prepayment having been given as aforesaid, the prepayment price calculated as set forth above shall become due and payable on the effective date of the Change of Control.

                 3.3        Optional Prepayments of the Notes.

                 (a) Except as provided in Section 3.3(b), the Notes may not be prepaid at the option of the Company.

                 (b) The Notes may not be prepaid before the third anniversary of their respective Closing Date. Thereafter, the Notes shall be subject to prepayment, in whole but not in part, at the option of the Company, if the Market Price of the Common Stock on each of the twenty (20) consecutive days on which there was a price for such shares during the period ending within five days prior to the giving of written notice of prepayment as provided in
Section 15.3 is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event), at a price in cash equal to (x) the aggregate outstanding principal amount of the Notes to be prepaid plus (y) all accrued and unpaid interest thereon up to and including the date of prepayment.

                 3.4        Partial Prepayments Pro Rata.

                 For so long as there is more than one holder of the Notes, the aggregate principal amount of each partial prepayment of the Notes under
Section 3.1 shall be allocated among the holders of the Notes at the time outstanding in proportion to the unpaid principal amounts of the Notes respectively held by each such holder (to the nearest $1,000).

SECTION 4        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to the Investors that except as expressly set forth in the correspondingly numbered section on the disclosure schedule attached hereto to the extent specifically disclosed with respect to the representation to which such exception applies:

                 4.1        Corporate Organization.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Attached hereto as Exhibits D and E, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

                 (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

                 (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse affect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                 4.2        Subsidiaries.

                 The Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary listed on Schedule 4.2 has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, charge, security interest, claim or other legal or equitable encumbrance, limitation or restriction. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

                 4.3        Capitalization.

                 (a) On the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. On the date hereof, the issued and outstanding shares of capital stock of the Company consists of 33,021,374 shares of Common Stock and 439,560 shares of Common Stock which are held by Coventry Health & Life Insurance Company, one of the Company's wholly-owned subsidiaries, pursuant to applicable insurance laws, and accounted for as shares of treasury stock of the Company. The Company has no other shares of treasury stock. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding.

                  (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Purchased Securities will be duly authorized and validly issued obligations of the Company. Upon their issuance in accordance with the terms of the Purchased Securities, the shares of Common Stock and shares of Series A Preferred Stock, if any, issuable upon conversion, exchange or exercise of the Purchased Securities or the Series A Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, rights, restrictions on transfer, preemptive rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

                  (c) Except for the conversion and exchange rights which attach to the warrants, options and convertible securities which are listed on
Schedule 4.3 hereto and to the Purchased Securities, on the Closing Dates there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary of the Company nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

                 4.4        Corporate Proceedings, etc.

                 The Company has authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery each of the Transaction Documents shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Purchased Securities in accordance with this Agreement and, subject to the issuance of the Purchased Securities, the Company has reserved for issuance shares of Common Stock initially issuable upon conversion, exchange or exercise of the Purchased Securities. Prior to any exchange of Series A Preferred Stock for the Notes, the Company shall reserve for issuance shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock.

                 4.5        Consents and Approvals.

                 The execution and delivery by the Company of the Transaction Documents, the issuance of any of the Securities, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

                 4.6        Compliance with Law.

                 (a) The Company and each of its Subsidiaries are in compliance in all material respects with, and are not in violation or default in any material respect under, all federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; insurance companies; HMOs; preferred provider organizations; point-of-service health plans; third party administrators; the provision or arrangement for the provision of health services; employer benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. Neither the Company nor any of its Subsidiaries have any knowledge of any actual or claimed violation or default with respect to any of the foregoing. No material expenditures, to the Company's knowledge, are or will be required in order to cause the current operations or properties of the Company or any of its Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations at either Closing.

                 (b) The Company and each of its Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("Approvals") necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such Approvals necessary for their property or for the operation of their business. There is no action pending, or to the best knowledge of the Company or any of its Subsidiaries, threatened or recommended by appropriate state or federal agencies having jurisdiction thereof, to either revoke, withdraw, or suspend any such Approvals, or which would have a Material Adverse Effect on such Approvals, or to terminate the participation of the Company or any of its Subsidiaries in Medicare, Medicaid, or other government program, or any decision not to renew any such Approvals.

                 (c) The Company and its Subsidiaries have complied in all material respects with all laws, rules, conditions of participation, and regulations governing all Medicare, Medicaid, and any other arrangements with any Governmental Entity and have filed all returns, cost reports and other filings in any manner prescribed thereby except where the failure to so comply, together with all other such failures, would not have a Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries since January 1, 1993 to Medicare, Medicaid or any other Governmental Entity or third party payor are true and complete except where the failure to be so true and complete, together with all other such failures, would not have a Material Adverse Effect. Since January 1, 1993, no deficiency in any such returns, costs reports and other filings, including deficiencies for late filings, has been asserted or to the best of the Company's knowledge, after reasonable investigation, threatened by any federal, state or local agency or instrumentality or other entities relating to Medicare or Medicaid or other government payor or third party payor claims and to the best of the Company's knowledge, after reasonable investigation, there is no basis for any successful claims or requests for recoupment from any such agency, instrumentality, entity or third party payor except for any claims or requests which, together with all other such claims or requests, would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care insurance, managed care, claims administration, or health care services or benefits relating to Medicare, Medicaid, or any other Governmental Entity with which the Company or any of its Subsidiaries has a contract to provide insurance, managed care, claims administration, or health care services or benefits and, neither the Company nor any of its Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                  (d) In each state in which the Company or any of its Subsidiaries operates HMOs, PPOs, point of service plans, insurance plans or other health care plans, the Company and each of its Subsidiaries has filed copies of its (i) standard employer and other individual and group subscriber agreements, (ii) contracts with physicians, hospitals and other health care entities, and (iii) contracts for management and administrative services (collectively, "Agreements") with the applicable state authorities to the extent required by law, including, but not limited to contracts required to be filed with the state Departments of Insurance, Departments of Health or the agencies responsible for each state's Medicaid program. The Company and each of its Subsidiaries are not providing services under any Agreements that have not been filed and approved by the state regulatory authorities except where the failure to so file would not have a Material Adverse Effect.

                  (e) The Company and each of its Subsidiaries is and has operated in material compliance with all contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof (collectively "Government Contracts"). Except as set forth in the Company's SEC Reports, neither the Company nor any of its Subsidiaries is subject to any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Government Contract, except where such claim, penalty, fine, return of premium, repayment or renegotiation would not have a Material Adverse Effect.

                 (f) The Company and each of its Subsidiaries has filed all reports, filings and notices required to be filed with all applicable Departments of Insurance, Departments of Health and HMO regulatory bodies since January 1, 1992 except where the failure to so file would not have a Material Adverse Effect (as such documents have since the time of their filing been amended, the "DOI Reports"). As of their respective dates, the DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the material statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

                 (g) Neither the Company nor any of its Subsidiaries has any knowledge of any proposed change in any laws, rules or regulations (other than laws of general applicability) that is reasonably likely to be adopted, would have a Material Adverse Effect on the transactions contemplated by this Agreement or all or any material part of the assets or the operations of the Company or any of its Subsidiaries.

                 (h) Neither the Company nor any of its Subsidiaries, nor the officers, directors, employees or agents of the Company or any of its Subsidiaries, and to the Company's knowledge none of the persons who provide professional services under agreements with the Company or any of its Subsidiaries (as agents of such entities) has engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under Section Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or, to the Company's knowledge, which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation.

                 (i) The Company and each of its Subsidiaries have applied for accreditation from the National Committee for Quality Assurance ("NCQA") for each managed care product eligible for NCQA accreditation. Each such managed care product has either (a) received full accreditation from NCQA, (b) received one-year accreditation from NCQA, or (c) has yet to receive any accreditation determination from NCQA.

                 4.7      Litigation.

                 Except as disclosed in the Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses, except for actions, suits, arbitrations, investigation, inquiries or proceedings that could not reasonably be expected to have a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth in the Company SEC Reports, there are no formally initiated grievances or litigation pending against the Company or any of its

Subsidiaries involving claims from accounts, clients, covered persons, or enrollees relating to coverage of health claims or any claim for punitive, exemplary or other extra-contractual damage except for grievances, litigation or claims which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Material Adverse Effect.

                 4.8        Change in Ownership.

                 Neither the purchase of the Securities by the Investors nor the consummation of the transactions contemplated by this Agreement will result in (i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the loss of the benefits of any material relationship with any subscriber group, employee, union trust, or governmental program, payor or customer, physician, hospital, health care provider, claims administrator, or supplier, (iii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iv) any obligation of the Company to grant, extend or enter into any Commitment, or (v) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

                 4.9        Absence of Defaults, Conflicts, etc.

                 The execution and delivery of the Transaction Documents and the issuance, sale and delivery by the Company of any of the Securities do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of any of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement, contract, commitment, understanding, arrangement or restriction of the Company or any of its Subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or any law, ordinance, code, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

                 Neither any of the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, or (iii) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

                 4.10       Reports and Financial Statements.

                 The Company has furnished the Investors with true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1995, and (iv) all other reports filed with or registration statements declared effective by the Commission since January 1, 1995, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

                 4.11       Absence of Certain Developments.

                 Except as disclosed in the Company SEC Reports, since December 31, 1995, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of the Company in the ordinary course of business or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business. No event that would constitute an Event of Default has occurred and is continuing.

                 4.12       Material Contracts.

                 Schedule 4.12 sets forth a true and complete list of each Key Agreement and Instrument other than Key Agreements and Instruments filed as an exhibit to a Company SEC Report. Each Key Agreement and Instrument and any other material contract filed as an exhibit to a Company SEC Report that is currently in effect, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

                 4.13       Absence of Undisclosed Liabilities.

                 Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Form 10-K for the fiscal year ended December 31, 1996, current liabilities incurred since December 31, 1996, obligations under agreements set forth on Schedule 4.12 and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

                 4.14       Employees.

                 (a) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not have a Material Adverse Effect. As of the date of this Agreement, no complaint of any unfair labor practice or discriminatory employment practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. After the date hereof, the representations set forth in the previous sentence shall be true and correct, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no complaints from any federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                 (b) The employment of all Persons employed by the Company or any of its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

                 (c) The Company is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such executive officer's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

                 (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                 4.15       Tax Matters.

                 There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid.
The provisions for taxes on the audited and unaudited balance sheets described in Section 4.10 are, and the audited balance sheets described in Section 7.13 will be, sufficient for the payment in all material respects of all accrued and unpaid federal, state, county and local taxes of the Company and its Subsidiaries whether or not assessed or disputed as of the respective dates of such balance sheets. Prior to January 1, 1994, the Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year except where the failure to file such returns or the existence of waivers of applicable statutes of limitations is not reasonably likely to have a Material Adverse Effect. Since January 1, 1994, the Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes. Neither the Company nor any of its Subsidiaries has been subject to a federal or state tax audit of any kind.

                 4.16       Employee Benefit Plans.

                 The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability. Schedule 4.16 lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided or made available to the Investors prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company or any of its Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                 4.17       Patents, Licenses, etc.

                 The Company or one of its Subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

                 Neither the Company nor any of its Subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 4.17 where the effect of such conflict could have a Material Adverse Effect. To the Company's best knowledge, the Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. To the Company's best knowledge, the Company and its Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

                 To the Company's best knowledge, no employee of the Company or any of its Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

                 4.18       Title to Tangible Assets.

                 The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

                 4.19       Insurance.

                 The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries and customary in light of the Company's exposure. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

                 4.20       Transactions with Related Parties.

                 Neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors or officers. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

                 4.21       Interest in Competitors.

                 Neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

                 4.22       Registration Rights.

                 Except as provided by Section 11, the Company will not, as of the Closing Dates, be under any obligation to register any of its securities under the Securities Act.

                 4.23       Regulation G, etc.

                 Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). All of the proceeds of the sale of the Notes will be used by the Company as set forth in Section 6.5. None of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation
G. Neither the Company, any of its Subsidiaries nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

                 4.24       Private Offering.

                 Neither the Company nor anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser of the Securities, other than the Investors. Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investors set forth in Section 5, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                 4.25       Brokerage.

                 There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

                 4.26       Illegal or Unauthorized Payments; Political
                            Contributions.

                 Neither the Company or any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its executive officers and directors), any of the current officers and directors of the Company or any of its Subsidiaries has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the use of funds of the Company or any of its Subsidiaries.

                 4.27       Takeover Statute; Rights Plan.

                 Neither of the Investors is, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of any Securities, an "interested shareholder" prohibited from entering into a business combination with the Company or any subsidiary pursuant to Section 48-103-205 of the Business Combination Act of the State of Tennessee or an "Acquiring Person" within the meaning of the Rights Agreement. A "Triggering Event" (as defined in the Rights Agreement) shall not be deemed to have occurred and the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby. No other Takeover Statute is applicable to the transactions contemplated hereby.

                 4.28       Material Facts.

                 This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investors through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investors which is reasonably likely to materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                 Each of the Investors represents and warrants to the Company as follows:

                 (a) It is acquiring the Purchased Securities (and will acquire the Common Stock issuable upon conversion or exercise of the Purchased Securities and may acquire the Series A Preferred Stock, if any, issuable upon exchange of the Purchased Securities) for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Purchased Securities (or the Common Stock acquired upon conversion of the Purchased Securities, and Series A Preferred Stock, if any, acquired upon exchange of the Purchased Securities), but subject, nevertheless, to any requirement of law that the disposition of either Investor's property shall at all times be within such Investor's control, and without prejudice to such Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

                 (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

                 (c) It is a validly existing limited partnership, duly organized under the laws of Delaware.

                 (d) It has taken all partnership action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

                 (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investors and the Investors agree to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

                  (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Purchased Securities contemplated hereby.

                  (g) Neither Investor is aware of any material fact or circumstance relating to it which would be grounds for disapproval of any application required to be filed by it with any state regulatory authority for approval of its acquisition of the Purchased Securities.

                 (h) Each Investor is an "accredited investor" as defined under Regulation D of the Securities Act.

SECTION 6        ADDITIONAL COVENANTS OF THE PARTIES

                 6.1        Resale of Securities.

                 (a) Each of the Investors severally covenants that it will not sell or otherwise transfer the Securities except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

                 (b) The Securities will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such securities:

                 "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably acceptable to the Company, is exempt from such registration."

                 6.2        Covenants Pending Closing.

                 Pending the Closings, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Majority Holders, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

                 6.3        Board Nominees.

                 (a) For so long as the Notes remain outstanding, the Board will recommend to the nominating committee of the Board and use its best efforts to elect (including recommending the election of the Nominees to the stockholders of the Company) and to cause to remain as directors on the Board two (2) Nominees designated by the

Majority Holders. If any Event of Default shall occur and be continuing, the Company will nominate and use its best efforts to elect and to cause to remain as a director on the Board for so long as such Event of Default continues, one
(1) additional Nominee designated by the Majority Holders. For so long as the Investors own beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) at least 50% of the shares of Common Stock of the Company beneficially owned by them (within the meaning of Rule 13d-3 under the Exchange Act) on the Closing Dates, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board at least one Nominee designated by the Majority Holders. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Majority Holders. In the event the Board is increased to more than nine directors, for so long as the Notes remain outstanding the Majority Holders shall be entitled to the whole number of Nominees obtained by multiplying (a) the number of directors on the Board (including the Nominees) by (b) a fraction, the numerator of which is equal to the number of shares of Common Stock issuable upon conversion or Exchange of the Notes and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding as measured in each case on an as converted to Common Stock basis. Notwithstanding anything contained in this Section 6.3 to the contrary, the Majority Holders shall have no right to nominate or have elected to the Board any Nominees unless and until the Investors shall have made all filings required under the Hart-Scott Act in connection with the acquisition of the Notes and the waiting period thereunder shall have expired or been terminated.

                 (b) Following the Exchange, and for so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), if a vacancy is created on the Board of Directors of the Company by the death, disability, retirement or removal of any Series A Director (as defined in the Certificate of Designation), the Company will appoint an individual designated by the Majority Holders to serve the remainder of the term that would otherwise have been served by such Series A Director.

                 6.4        Subscription Right.

                 (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of the Securities, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Act, (iii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization,
(iv) pursuant to an employee or director stock option plan, stock bonus plan, stock purchase plan or other management equity program or (v) to providers, customers and consultants to the Company or employees of the Company), then, as to each holder of the Securities, the Company shall:

                 (i) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the holders of the Securities may reasonably request in order to evaluate the proposed issuance; and

                 (ii) offer to issue to each holder of the Securities upon the terms described in subparagraph (i) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such holder of Securities, by (y) the total number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by all holders of Common Stock, Options or Convertible Securities immediately preceding the issuance of the Proposed Securities.

           (b) Each holder of the Securities must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Subscription Securities offered to the holders of the Securities are not fully subscribed by such holders of the Securities, the remaining Subscription Securities will be reoffered to the holders of the Securities purchasing their full allotment upon the terms set forth in this
Section 6.4, until all such Subscription Securities are fully subscribed for or until all such holders of the Securities have subscribed for all such Subscription Securities which they desire to purchase, except that such holders of the Securities must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, the holders of the Securities must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

                 (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription

Securities that the holders of the Securities have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Subscription Securities offered or sold by the Company after such 90 day period must be reoffered to the holders of the Securities pursuant to this
Section 6.4.

                 (d) The election by any holder of the Securities not to exercise its subscription rights under this Section 6.4 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the holders of the Securities the rights described in this Section 6.4 shall be void and of no force and effect.

                 (e) The rights set forth in this Section 6.4 shall be assignable to any purchaser that purchases from either Investor at least 50% of the shares of Common Stock of the Company beneficially owned by such Investor (within the meaning of Rule 13d-3 under the Exchange Act). Notwithstanding the foregoing, the rights set forth in this Section 6.4 shall terminate if Warburg beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) less than 5% of the then outstanding shares of Common Stock on a fully diluted basis.

                 6.5        Use of Proceeds.

                 Fifty percent (50%) of the proceeds received by the Company from the issuance and sale of the Purchased Securities shall be used by the Company to pay down existing indebtedness and the remaining proceeds shall be used by the Company for general corporate purposes.

                 6.6        Amendment to Rights Agreement.

                 Without the prior written consent of the Board, the Investors shall not acquire, offer or agree to acquire any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) if, as a result of such acquisition, Investors would beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than thirty percent (30%) of the then outstanding shares of Common Stock on a fully diluted basis (the "Investor Threshold").

SECTION 7.  INVESTORS' CLOSING CONDITIONS

                 The obligation of the Investors to purchase and pay for the Purchased Securities on the Closing Dates, as provided in Section 2 hereof, shall be subject to the performance by the

Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                 7.1        Representations and Warranties.

                 The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                 7.2        Compliance with Agreement.

                 The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

                 7.3        Injunction.

                 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                 7.4        Counsel's Opinion.

                 Each of the Investors shall have received from the Company's counsel, Bass, Berry & Sims PLC, an opinion, dated the Closing Date, substantially to the effect that:

                 (i) The Company is duly organized and validly existing in good standing under the laws of Tennessee, has the all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder.

                 (ii) The Company is duly qualified as a foreign corporation in every jurisdiction in which such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the Company.

                 (iii) Section 4.3(a) of the Agreement accurately sets forth the authorized and issued capital stock of the Company and the Company has duly reserved for issuance of shares of Common Stock initially issuable upon conversion, exchange or exercise of the Purchased Securities.

                 (iv) Except for the conversion and exchange rights which attach to the Securities and to the warrants, options and convertible securities listed on Schedule 4.3 hereto, to the best knowledge of such counsel, there are no shares of Common Stock, issuable upon conversion of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock from the Company nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Common Stock. No stockholder of the Company is entitled to any statutory preemptive right or, to the best knowledge of such counsel, other similar rights to subscribe for shares of capital stock of the Company.

                 (v) Upon their issuance in accordance with the terms of the Securities, the shares of Common Stock or Series A Preferred Stock, if any, issuable upon conversion or exchange or exercise of the Securities will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or Series A Preferred Stock, if any, of the Company, free of all preemptive or similar rights.

                 (vi) The Company has duly authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated thereby, and no other corporate action is necessary to authorize such execution, delivery or performance. The Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

                 (vii) The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except such as have been duly obtained or made, as the case may be, and are in full force and effect.

                 (viii) The execution and delivery of the Transaction Documents, and the adoption by the Board of the Certificate of Designation, if any, the fulfillment of the terms hereof and thereof by the Company and the issuance of shares of Common Stock or Series A Preferred Stock, if any, upon conversion exchange or exercise of the Securities as herein contemplated will not, (A) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, credit agreement, security agreement, note or other evidence of indebtedness, or other material agreement to which the Company or any of its Subsidiaries is a party and of which such counsel is aware, (B) violate the Organizational Documents (except that the approval of the Company's stockholders is required to issue the Series A Preferred Stock), or any federal or state law, rule or regulation known to such counsel of any court or federal, state or other regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses or (C) conflict with or constitute a default under any judgment, writ, decree or order known to such counsel to be applicable by its terms to the Company or any of its Subsidiaries.

                 (ix) To the best knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened, against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Transaction Documents or, the Purchased Securities, the Certificate of Designation, if any, or the Securities or any action taken or to be taken pursuant hereto or thereto.

                 (x) Assuming the representations and warranties of the Company and the Investors set forth in the Transaction Documents are true and correct, the issuance and sale of the Securities do not require registration under Section 5 of the Securities Act or qualification under any state securities or Blue Sky laws.

                 (xi) The consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds thereof by the Company do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                 (xii)      In rendering the foregoing opinions numbered (vii),
                 (viii) and (ix), Bass, Berry & Sims PLC shall be entitled to rely on opinions of local counsel in each state so long as each such local counsel opinion is in form and substance reasonably acceptable to the Investors.

                 (xiii)     In rendering the foregoing opinions numbered
                 (vii), (viii) and (ix), Bass, Berry & Sims PLC shall be entitled to rely on certificates of applicable public officials in each state and certificates solely as to matters of fact that are not known to Bass, Berry & Sims, after due inquiry, executed by executive officers of the Company if each such certificate is in form and substance reasonably acceptable to the Investors.

                 7.5        Adverse Development.

                 (xiii) There shall have been no developments in the business of the Company or any of its Subsidiaries which since the date of this Agreement have had a Material Adverse Effect. There shall exist no events of default under the provisions of any instrument evidencing Debt of the Company or its Subsidiaries or any event that would constitute an Event of Default under the Notes.

                 7.6          Election of Directors.

                 Messrs. Rodman W. Moorhead, III and Patrick T. Hackett shall have been elected to the Board, effective upon the First Closing.


                 7.7          Approval of Creditors.

                 Each senior lender of the Company shall have consented to the Company entering into and performing this Agreement and to the consummation of the transactions contemplated hereby, and a writing to that effect shall have been delivered to the Investors which, as of the First Closing Date, shall not have been revoked.

                 7.8          Consents and Approvals.

                 All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 4.5 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

                 7.9          Secretary's Certificate.

                 Each Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Tennessee, with all amendments thereto, (ii) true and complete copies of the Company's By-Laws in effect as of such date,
(iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Board authorizing the execution and delivery of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the issuance of the Securities and the reservation for issuance of a sufficient number of shares of Common Stock and Series A Preferred Stock, if any, into which the Securities may be converted.

                 7.10         Officer's Certificate.

                 Each of the Investors shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 7.1, 7.2, 7.3, 7.5 and 7.8 hereof have been fulfilled.

                 7.11       Approval of Proceedings.

                 All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and their special counsel, Willkie Farr & Gallagher; and the Investors shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investors and Willkie Farr & Gallagher.

                 7.12       Amendment to Rights Agreement.

                 The Rights Agreement shall have been amended on terms reasonably acceptable to the Majority Holders to permit the Investors to (i) beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) Securities of the Company up to the Investor Threshold and (ii) transfer any securities of the Company beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Investors to an Affiliate set forth on Schedule
7.14 without (a) resulting in the occurrence of a "Triggering Event" under the Rights Agreement, (b) causing either Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise causing the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance, exercise or separation of any "Rights Certificate" under the Rights Agreement.

SECTION 8.  COMPANY CLOSING CONDITIONS

                 The obligation of the Company to issue and deliver the Purchased Securities on the Closing Dates, as provided in Section 2 hereof, shall be subject to the performance by the Investors of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                 8.1        Representations and Warranties.

                 The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

                 8.2        Compliance with Agreement.

                 The Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

                 8.3        Injunction.

                 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                 8.4        Consents and Approvals.

                 All consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required in connection with the execution, delivery and performance of this Agreement, including, without limitation, the approval of each entity set forth on Schedule 4.5 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

                 8.5        Investors' Certificate.

                 The Company shall have received a certificate from each of the Investors, dated the Closing Date, signed by a duly authorized representative of such Investor, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

SECTION 9.  CONVERSION.

                 (a) Each Note may be converted at any time, in whole or in part, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock. The Notes shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares with the consent of the Majority Holders.

                 (b) The initial conversion rate for the Notes shall be 100 shares of Common Stock for each $1,000 in aggregate principal amount of the Notes representing an initial Conversion Price (for purposes of Section 10) of $10.00 per share of the Common Stock. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                 (c) The Company shall not issue fractions of shares of Common Stock upon conversion of the Notes or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 9(c), be issuable upon conversion of either Note or the Notes, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Market Price of such fraction, calculated to the nearest one-hundredth (1/100) of a share.

                 (d) Whenever the conversion rate and Conversion Price shall be adjusted as provided in Section 10 hereof, the Company shall forthwith file at each office designated for the conversion of the Notes, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the holders of the Notes. If such notice relates to an adjustment resulting from an event referred to in paragraph 10(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 10(g) hereof.

                 (e) In order to exercise the conversion right, each holder of a Note shall surrender its Note therefore to the Company at its principal office, and shall give written notice to the Company at such office that such holder elects to convert its Note. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to such Note or shares of Common Stock upon conversion thereof. If so required by the Company, the Note or Notes surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly authorized in writing. The date of receipt by the Company of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 9(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                 (f) Upon any conversion of all or any part of the Notes hereunder, the holders of the Notes shall be entitled to receive, at the election of the Company, cash in respect of any accrued but unpaid interest or additional shares of Common Stock equal to the amount of accrued but unpaid interest as of the date of conversion, divided by the Conversion Price then in effect.

                 (g) In the event of a partial conversion of either Note or the Notes, the Company, at its expense, will forthwith issue to the holder or holders thereof a new Note or Notes of like tenor representing the portion of the Note or Notes that have not been converted, such Note or Notes to be issued in the name of the holder thereof or its nominee (upon payment by such holder of any applicable transfer taxes).

                 (h) The Company shall at all times when the Notes shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

SECTION 10.  ANTI-DILUTION PROVISIONS.

                 (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 10. At any given time the Conversion Price, whether as the initial price ($10.00 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of the Notes. Upon each adjustment of the Conversion Price pursuant to this Section 10, the registered holder of each Note shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 10, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Company's Common Stock outstanding at such time, (y) the number of shares of the Company's Common Stock issuable assuming conversion at such time of the Company's Notes and Warrants and (z) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 10(b)(1) to (9), inclusive, at such time.

                 (b) Except as provided in Section 10(c) or 10(f) below, if and whenever on or after either Closing Date, the Company shall issue or sell, or shall in accordance with subparagraphs 10(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this Section 10(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten-day trading period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

                 For purposes of determining the adjusted Conversion Price under this Section 10, the following subsections (1) to (9), inclusive, shall be applicable:

                            (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                            (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                            (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 10(b) or 10(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or
                 (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common

                 Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                            (4)  On the expiration of any Option or the
                 termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                            (5)  In case any Options shall be issued in
                 connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                            (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board in good faith to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board.

                            (7)  The number of shares of Common Stock
                 outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this
                 Section 10.

                            (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Common Stock, Options, or Convertible Securities, then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                            (9) For purposes of this Section 10, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                 (c) In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by Section 10(b)(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in Subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Purchased Securities, the Company shall pay to the person converting such Purchased Securities an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 10(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

                 (d) In case the Company shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by Section 10(b)(8)) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                 (e) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Notes shall have the right to acquire and receive upon conversion of the Notes, which right shall be prior to the rights of the holders of stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon conversion of the Notes at the Conversion Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Notes at the last address of each such holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Notes shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Notes either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                 (f) The provisions of this Section 10 shall not apply to any Common Stock issued, issuable or deemed outstanding under Sections 10(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its Subsidiaries in effect on the Closing Dates or thereafter adopted by the Board (or physicians or providers contracting with the Company or any of its Subsidiaries), (ii) pursuant to options, warrants and conversion rights in existence on the Closing Dates, (iii) upon exercise of the Warrants, (iv) on conversion of a Note or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act relating to Common Stock, Options or Convertible Securities.

                 (g)        In the event that:

                            (10) the Company shall declare any cash dividend
                 upon its Common Stock, or

                 (i) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                 (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                 (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with such event, the Company shall give to the holders of the Notes:

                 (i) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                 (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to each holder of a Note at the address of such holder as shown on the books of the Company.

                 (h) If at any time or from time to time on or after either Closing Date, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Conversion Price under Section 10(b) hereof, then each holder of Purchased Securities shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 10(g)) and upon the terms applicable to such Purchase Rights either:

                            (i)  the aggregate Purchase Rights which such
holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Purchased Securities immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Purchased Securities as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Purchased Securities specifically to request delivery of such rights; or

                            (ii) in the event that any such Purchase Rights
shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at
which the Company granted, issued or sold such   expired Purchase Rights.

                 (i) If any event occurs as to which, in the opinion of the Board, the provisions of this Section 10 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Notes in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 10 except in the case of a combination of shares of a type contemplated in
Section 10(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 10(d).

SECTION 11  REGISTRATION RIGHTS

                 11.1       Definitions.

                 As used in this Section 11:

                 (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                 (b) the term "Registrable Securities" means (i) shares of Common Stock, if any, issuable on conversion or exchange of the Securities,
(ii) any additional shares of Common Stock, if any, acquired by the Investors and (iii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock, if any, referred to in clause (i) or (ii);

                 (c) the term "Holder" shall mean any holder of Registrable Securities;

                 (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                 (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 11.2 and 11.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

                 (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of

Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.

                 11.2       Requested Registration.


          _______(a)        Request for Registration.  If the Company shall
receive from an Initiating Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                            (i)   promptly give written notice of the proposed
registration, qualification or compliance to all other Holders of Registrable Securities; and

                            (ii)  as soon as practicable, use its diligent best
efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 11.2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 11.2:

                                  (A)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                  (B)      After the Company has effected two
(2) such registrations pursuant to this Section 11.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                                  (C)      the Registrable Securities requested
by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $20,000,000.

                                  (D)      If in the good faith judgment of the
Board, such registration would be seriously detrimental to the Company, the Company shall have the right to delay registration for up to 90 days but not more than once in any twelve month period.

                 The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 11.2(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                 The registration rights set forth in this Section 11 shall be assignable, in whole or in part, to any transferee of Common Stock (who shall be bound by all obligations of this Section 11).

                   (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 11.2.

                 If holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 11. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 11.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                 11.3       Company Registration.

                 (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                 (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 11.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                   (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 11.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 11.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein; provided, however, that neither Investor shall be required to participate in such underwriting if such Investor notifies the Company that it is seeking registration of its shares solely to enable it to distribute such shares to its partners. The Holders whose shares are to be included in such registration (other than either Investor, if such Investor elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 11.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifteen percent (15%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 11.4       Expenses of Registration.

                 All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 11 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered. Notwithstanding the foregoing, if the Holders request registration pursuant to Section 11.2 and, at the time of such request, all shares then requested to be sold could be sold pursuant to Rule 144(k) under the Act, then the Company shall not be obligated to pay Registration Expenses of more than $75,000 in connection with such registration.

                 11.5       Registration Procedures.

                 In the case of each registration effected by the Company pursuant to this Section 11, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                 (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 11.9 hereof;

                 (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                 (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                 (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

                 11.6       Indemnification.

                 (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 11, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                 (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

                  (c)       Each party entitled to indemnification under this
Section 11.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (d)        If the indemnification provided for in this Section
11.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                 (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                 11.7       Information by the Holders.

                 Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 11.

                 11.8       Rule 144 Reporting.

                 With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                 (i) make and keep public information available as those terms are understood and defined in Rule 144;

                 (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and


                 (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                 11.9       "Market Stand-off" Agreement.

                 Each of the Holders agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all executive officers and directors of the Company enter into similar agreements.

                 If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 11.9 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

                 11.10      Termination.

                            The registration rights set forth in this Section 11 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k) in the case of a Holder owing more than three percent (3%) of the Common Stock then outstanding).

SECTION 12.  COVENANTS

                 All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                 12.1       Approval of Preferred Stock.

                 The Company will use its best efforts to obtain the requisite approval of the holders of the outstanding shares of Common Stock to the creation, issuance, sale and delivery of the Series A Preferred Stock to the holders of the Notes upon the terms and conditions set forth in this Agreement and in Exhibit C hereto as soon as practicable following the First Closing Date.

                 12.2       Exchange of Notes.

                 (a) In the event that the stockholders of the Company authorize the Series A Preferred Stock, the Company may upon written notice to the holders of the Notes (the "Notice"), exchange the Notes for shares of Series A Preferred Stock (the "Exchange"), provided that the Certificate of Designation for the Series A Preferred Stock shall be substantially in the form of Exhibit C hereto.

                 (b) In the event the Company elects to effect the Exchange, the holders of the Notes shall be entitled to receive a number of shares of Series A Preferred Stock equal to the aggregate principal amount of the Notes then being exchanged, together with all accrued interest thereon, divided by the conversion price for the Series A Preferred Stock (assuming that the Series A Preferred Stock had been issued on the First Closing Date, and, therefore, that the conversion price for the Series A Preferred Stock is appropriately adjusted pursuant to the terms of Section 6 of the Certificate of Designation for any events that occur between the First Closing Date and the date on which the Exchange occurs).

                 (c) As soon as practicable after the date on which the Company delivers to the holders of the Notes the Notice, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holders of the Notes a certificate or certificates for the number of fully paid and non-assessable shares of Series A Preferred Stock to which such holder shall be entitled plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 9(c). The Company agrees that the shares of Series A Preferred Stock so issued shall be deemed to be issued to the holders of the Notes pro rata as the record owner of such shares as of the close or business on the date on which the Notice shall have been delivered to the holders of the Notes. The holders of the Notes shall promptly surrender the Notes upon receipt of the certificate or certificates for the Series A

Preferred Stock. The failure of either holder of the Notes to surrender the Notes shall not affect the validity of the issuance of the Series A Preferred Stock.

                 12.3     Financial and Business Information.

                 From and after the date hereof, the Company shall deliver to Warburg so long Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the First Closing Date or, if the Second Closing occurs, at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as of the Second Closing Date:

                 (a) Monthly and Quarterly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company other than at the end of a fiscal quarter of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                 (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                 (i) consolidated and consolidating balance sheets of the Company and any Subsidiaries at the end of such year; and

                 (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any Subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                 (c) Business Plan; Projections - prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis.
Such business plans and projections shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Majority Holders.

                 (d) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                 (e) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the Commission or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the Commission or any successor agency or any foreign regulatory authority performing functions similar to the Commission, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the Commission or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

                 (f) Requested Information - with reasonable promptness, the Company shall furnish the Investors with such other data and information as from time to time may be reasonably requested.

                 12.4       Inspection.

                 As long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the First Closing Date or, if the Second Closing occurs, at least twenty-five percent (25%) of the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as of the Second Closing Date, of the outstanding Common Stock, the Company shall permit Warburg, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with Warburg, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

                 12.5       Confidentiality.

                 As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 12.3 and 12.4 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that either Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order but only after so much prior written notice as is reasonably practicable under the circumstances to the Company that it proposes to make such disclosures. In the event of any termination of this Agreement prior to either Closing Date, each Investor shall return to the Company all confidential material previously furnished to it or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 12.5, "due care" means at least the same level of care that such Investors would use to protect the confidentiality of their own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                 12.6       Takeover Statute.

                 If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Tennessee, the

Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

                 12.7       Rights Agreement Inapplicable.

                 If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Securities upon its terms would (a) result in the occurrence of a "Triggering Event" under the Rights Agreement, (b) cause either Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

                 12.8       Hart-Scott Filings; Consents and Approvals.

                 The Company and the Investors will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder with respect to the acquisition of shares of Common Stock and Series A Preferred Stock, if any, by the Investors upon conversion, Exchange or exercise of any of the Securities. If any additional filings are required under the Hart-Scott Act in connection with the exercise of the Warrants, the Exchange or the acquisition of any other Securities, the Company shall promptly, and in any event within ten-days following a written request from the Majority Holders or any other holder of the Securities, prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder in connection with any acquisition, conversion, Exchange or exercise of any of the Securities. The Company and the Investors will use their respective best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

                 12.9       Conduct of Business and Maintenance of Existence.

                 The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. Without the consent of the Majority Holders, the Company shall not

(i) amend, alter or modify its Certificate of Incorporation or Bylaws, (ii) create or authorize the issuance of any shares of preferred stock having rights as to dividends or rights upon liquidation senior to the Series A Preferred stock or (iii) issue any shares of Series A Preferred Stock to any Person other than upon Exchange of the Notes.

                 12.10      Compliance with Laws.

                 The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

                 12.11      Insurance.

                 The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

                 12.12      Keeping of Books.

                 The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

                 12.13 Transfer; Lost, etc. Securities; Certificates Evidencing Securities (or Common Stock); Exchange.

                 (a) The Notes are issuable as registered Notes transferable by endorsement and delivery, each without coupons in the denominations of $1,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes. Upon surrender for registration of transfer of any registered Note at such office, the Company shall, at its expense, execute and deliver one or more replacing Notes of like tenor and of a like aggregate principal amount which replacing Notes shall be registered Notes. At the option of the holder of any Note, such Note may be exchanged for other Notes of any authorized denominations, of a like tenor and of a like aggregate principal amount, upon surrender of such Note, to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Notes which the holder thereof making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of the Note, or his attorney duly authorized in writing. Any Note or Notes issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from any holder of a Note or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note held by such holder and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a replacing Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

                 (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Investors' agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 12.13. Upon surrender of any certificate representing any Securities (or shares of Common Stock) for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Securities or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 12.13.

         12.14            Licenses.

                 The Company shall use, and the Company shall cause each of its Subsidiaries to use, its best efforts to obtain all licenses, authorizations, certificates and permits set forth on Schedule 12.14 hereto.

SECTION 13  EVENTS OF DEFAULT

                 13.1          Events of Default.

                 If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                               (i) the Company defaults in the payment of any principal of the Notes or any mandatory prepayment of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                               (ii) the Company defaults in the payment when due of any interest on the Notes and such default continues for five Business Days; or

                               (iii) the Company makes an assignment for the
                 benefit of creditors or is generally not paying its debts as such debts become due; or

                               (iv) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                               (v) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

                               (vi) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                               (vii) any order, judgment or decree is entered in
                 any proceedings against the decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;

then (A) upon the occurrence of any Event of Default described in the foregoing clauses (iii), (iv), (v), (vi) or (vii), the unpaid principal amount of and accrued interest on the Notes outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (B) upon the occurrence of any other Event of Default, the Majority Holders may, at their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare the Notes to be, and the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon.

                 13.2          Other Remedies.

                               If any Event of Default shall occur and be
continuing, (i) the aggregate principal amount of the Notes then outstanding and any overdue interest thereon, if any, shall bear interest (x) at the rate of 10.3% per annum if such Event of Default shall have occurred on or prior to the second anniversary of the applicable Closing Date and (y) at the rate of 8.0% per annum if such Event of Default shall have occurred after the second anniversary of the applicable Closing Date, until such outstanding amount and interest thereon has been paid in full, and (ii) each holder of a Note may proceed to protect and enforce its rights under this Agreement and its Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of a Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 14  INTERPRETATION OF THIS AGREEMENT

                 14.1          Terms Defined.

                 As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                 Affiliate: means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

                 Agreements:  shall have the meaning set forth in Section
4.6(d).

                 Approvals:  shall have the meaning set forth in Section 4.6.

                 Bankruptcy Law:  shall have the meaning set forth in Section
13.1.

                 Benefit Arrangement:  shall have the meaning set forth in
Section 4.16.

                 Board:  shall mean the board of directors of the Company.

                 Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

                 Certificate of Designation: shall have the meaning set forth in Section 1.3.

                 Change of Control: shall mean any transaction or series of transactions in which any Person purchases 50% or more of the Company's outstanding Common Stock, whether by merger, consolidation, purchase of capital stock or otherwise, (ii) the sale of all or substantially all of the Company's assets or (iii) the liquidation, dissolution or winding up of the Company.

                 Closing:  shall have the meaning set forth in Section 2.3(b).

                 Closing Date:  shall have the meaning set forth in Section
2.3(b).

                 Code: shall mean the Internal Revenue Code of 1986, as amended.

                 Common Stock:  shall have the meaning set forth in Section 1.2.

                 Commission:  the Securities and Exchange Commission.

                 Commitment:  shall have the meaning set forth in Section 4.8.

                 Company SEC Reports:  shall have the meaning set forth in
Section 4.10.

                 Convertible Security:  shall have the meaning set forth in
Section 10.

                 Credit Agreement: shall mean the Third Amended and Restated Credit Agreement, dated as of March 28, 1997, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, as amended, supplemented and restated from time to time.

                 Debt:  of any Person shall mean:

                               (1)  all indebtedness of such Person for
                 borrowed money, including without limitation obligations evidenced by bonds, debentures, notes, or other similar instruments;

                               (2) all indebtedness guaranteed in any manner by such Person, or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (other than endorsements for collections or deposits in the ordinary course of business); or

                               (3) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

                 Demanding Holders:  shall have the meaning set forth in
Section 11.3.

                 DOI Reports:  shall have the meaning set forth in Section 4.6.

                 Event of Default: shall mean the occurrence of any of the events set forth in Section 13.1.

                 Exchange:  shall have the meaning set forth in Section 12.2.

                 Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

                 First Closing: shall have the meaning set forth in Section 2.3(a).

                 First Closing Date:  shall have the meaning set forth in
Section 2.3(a).

                 First Closing Purchase Price: shall have the meaning set forth in Section 2.1.

                 First Closing Securities: shall have the meaning set forth in Section 2.1.

                 GAAP:  shall have the meaning set forth in Section 4.10.

                 Governmental Entity: shall mean any law, ordinance, regulation, offer or writ of any governmental or regulatory authority, domestic or foreign.

                 Government Contract:  shall have the meaning set forth in
Section 4.6.

                 Hart-Scott Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 Indemnified Party:  shall have the meaning set forth in
Section 11.6.

                 Intellectual Property:  shall have the meaning set forth in
Section 4.17.

                 Interest Notes:  shall have the meaning set forth in Section
1.1.

                 Investor Threshold:  shall have the meaning set forth in
Section 6.6.

                 Key Agreements and Instruments: shall have the meaning set forth in Section 4.9.

                 Liquidating Dividend:  shall have the meaning set forth in
Section 10(c).

                 Majority Holders: shall mean the holders of a majority of the aggregate principal amount of the Notes then outstanding, the Common Stock issuable upon conversion of the Notes or the Series A Preferred Stock issuable upon Exchange of the Notes.

                 Market Price: shall mean (a) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, (d) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board.

                 Material Adverse Effect:  shall have the meaning set forth in
Section 4.1(c).

                 NCQA:  shall have the meaning set forth in Section 4.6.

                 Nominee: shall mean (i) a partner, officer or employee of Warburg or an Affiliate, or (ii) a person who is not a member of the board of directors or an employee of, or a consultant to, any company which owns, manages or provides services to health maintenance organizations ("HMOs") or preferred provider organizations ("PPOs") in any of the geographic markets in which the Company, its Subsidiaries, or the HMOs and PPOs managed by the Company or its Subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated by the Majority Holders to the Board.

                 Notes:  shall have the meaning set forth in Section 1.1.

                 Notice:  shall have the meaning set forth in Section 12.2.

                 Options:  shall have the meaning set forth in Section 10.

                 Organizational Documents: shall have the meaning set forth in Section 4.1(a).

                 Other Stockholders:  shall have the meaning set forth in
Section 11.2(b).

                 Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government, agency, regulatory authority or political subdivision thereof.

                 Proposed Securities:  shall have the meaning set forth in
Section 6.4.

                 Purchase Price:  shall have the meaning set forth in Section
2.2.

                 Purchase Rights: shall have the meaning set forth in Section 10(h).

                 Purchased Securities:  shall have the meaning set forth in
Section 2.2.

                 Rights Agreement: shall mean the Rights Agreement, dated February 7, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, as amended.

                 Second Closing: shall have the meaning set forth in Section 2.3(b).

                 Second Closing Conditions: shall have the meaning set forth in Section 2.3(b).

                 Second Closing Date:  shall have the meaning set forth in
Section 2.3(b).

                 Second Closing Purchase Price: shall have the meaning set forth in Section 2.2.

                 Second Closing Securities: shall have the meaning set forth in Section 2.2.

                 Securities: shall mean the Notes, the Warrants, the Series A Preferred Stock and the shares of Common stock issuable upon conversion of the Notes, upon exercise of the Warrants or upon conversion of the Series A Preferred Stock.

                 Securities Act: shall mean the Securities Act of 1933, as amended.

                 Series A Preferred Stock: shall have the meaning set forth in Section 1.3.

                 SERP Plan: shall mean the Company's Supplemental Executive Retirement Plan.

                 Subscription Securities:  shall have the meaning set forth in
Section 6.4.

                 Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

                 Takeover Statute: shall mean any corporate takeover provision under laws of the State of Tennessee or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation except any state health maintenance organization or insurance change of control statute set forth on Schedule 4.5.

                 Transaction Documents: shall mean this Agreement, the Notes and the Warrants.

                 Triggering Transactions:  shall have the meaning set forth in
Section 10.

                 Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                 Warrants:  shall have the meaning set forth in Section 1.2.

                 14.2     Accounting Principles.

                 Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                 14.3     Directly or Indirectly.

                 Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                 14.4     Governing Law.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                 14.5     Paragraph and Section Headings.

                 The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 15  MISCELLANEOUS

                 15.1     Payments.

                 The Company agrees that it will make payments of principal of, premium (if any), interest and redemption payments on the Notes not later than 12:00 o'clock noon, New York time, on the date such payment is due, by transfer of immediately available funds for credit to the holders of the Notes.
Payments shall be made to the account of each holder in the United States as such holder may designate in writing, notwithstanding any contrary provision contained herein or in the Notes with respect to the place of payment.

                 15.2     Consent to Amendments.

                 This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Majority Holders or if the Notes have been Exchanged for Series A Preferred Stock, a majority of the holders of Series A Preferred Stock or the Common Stock issuable upon conversion of such shares. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Notes to each Investor and, to the extent practicable, shall consult with each Investor in connection with each such amendment, consent and waiver. No course of dealing between the Company and the Investors nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holders of the Notes. As used herein and in the Securities, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

                 15.3     Notices.

                 (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                 (i)   if to Warburg, at 466 Lexington Avenue, New York,
                 New York 10017 (facsimile: (212) 878-9361), marked for attention of Patrick T. Hackett, or at such other address as Warburg may have furnished the Company and Franklin in writing (with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, NY 10022, Attention: Steven J. Gartner (facsimile:
                 212-821-8111), or at such other address it may have furnished the Company and Franklin in writing), or

                 (ii) if to Franklin, at 237 Second Avenue South, Franklin, Tennessee 37064 (facsimile: (615) 791-9636), marked for attention of James C. Hoffman, or at such other address as Franklin may have furnished the Company and Warburg in writing, or

                 (iii) if to the Company, at 53 Century Boulevard, Suite 250, Nashville, Tennessee 37214, (facsimile: (615) 391-2457) marked for attention of Chief Financial Officer, or at such other address as the Company may have furnished the Investors in writing (with a copy to Bass, Berry & Sims PLC, Attention: Bob
                 F. Thompson (facsimile: 615-742-6298) or at such other address as it may have furnished in writing to the Investors).

                 (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                 15.4     Expenses and Taxes.

                 (a) Whether or not the Closings shall have occurred, the Company agrees to pay the reasonable out- of-pocket fees and expenses incurred by the Investors (including itemized fees and expenses of the Investors' counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Warrants, the form of the Certificate of Designation and the other instruments and agreements entered into pursuant to this Agreement, and any amendments to the same, said payment to be made no later than 30 days after a bill for such fees and/or expenses has been sent to the Company; provided, however, that such fees and expenses shall not exceed $250,000.

                 (b) The Company will pay, and save and hold the Investors harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Securities or the shares of Common Stock issuable upon conversion or exchange of the Securities.

                 15.5     Reproduction of Documents.

                 This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Dates (except for certificates evidencing the Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by an Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                 15.6     Termination and Survival.

                 Unless the Closings have occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on July 31, 1997 (unless such date is extended by mutual written consent); provided, however, that this date may be extended by the Company or the Investors to September 30, 1997 if all required regulatory approvals have not been obtained by July 31, 1997. Notwithstanding the foregoing, Section 15.4 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by the Investors and the Company herein or in any certificate or other instrument delivered by one of the Investors or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or an Investor, as the case may be, or on the Company's or an Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder.

                 15.7     Successors and Assigns.

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                 15.8     Entire Agreement; Amendment and Waiver.

                 This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Majority Holders.

                 15.9     Severability.

                 In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                 15.10    Limitation on Enforcement of Remedies.

                 The Company hereby agrees that it will not assert against the limited partners of either of the Investors any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.

                 15.11    Counterparts.

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                        Very truly yours,

                                        COVENTRY CORPORATION


                                        By: /s/ Dale B. Wolf
                                            ------------------------------------
                                            Name: Dale B. Wolf
                                            Title: Sr. Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer

WARBURG, PINCUS VENTURES, L.P.

By:  WARBURG, PINCUS & CO.,
     General Partner


     By: /s/ Patrick T. Hackett
         -----------------------------
         Name: Patrick T. Hackett
         Title:


FRANKLIN CAPITAL ASSOCIATES III L.P.

By:  FRANKLIN VENTURES III L.P.,
     General Partner


     By: /s/ James C. Hoffman
         -----------------------------
         Name: James C. Hoffman
         Title: General Partner

                                  SCHEDULE I

                              NAMES OF INVESTORS


Warburg, Pincus Ventures, L.P.

Franklin Capital Associates III L.P.

                                 SCHEDULE 2.1

                                  INVESTORS


                                                   PRINCIPAL                                     AGGREGATE
                                                    AMOUNT                 NUMBER OF             PURCHASE
             INVESTOR NAME                       OF ITS NOTE               WARRANTS                PRICE

(1)      Warburg, Pincus                         $22,844,980              1,343,822            $24,188,802
Ventures L.P.

(2)      Franklin Capital                        $ 4,000,000                235,294            $ 4,235,294
Associates III L.P.

                                 SCHEDULE 2.2

                                  INVESTORS

                                                       PRINCIPAL                                     AGGREGATE
                                                         AMOUNT               NUMBER OF               PURCHASE
                  INVESTOR NAME                       OF ITS NOTE              WARRANTS                PRICE

     Warburg, Pincus                                  $13,155,020               773,825             $13,928,845
     Ventures L.P.



                                SCHEDULE 7.14

                                  AFFILIATES


Warburg, Pincus & Co.

                                SCHEDULE 12.14


                              LICENSES REQUIRED

          ENTITY                                                  LICENSE                     STATE
----------------------------------------------------------------------------------------------------------
HealthAmerica Pennsylvania, Inc.                          Insurance Administrator         Pennsylvania
----------------------------------------------------------------------------------------------------------
HealthCare USA, Inc./                                     Insurance Administrator         Pennsylvania
Pennsylvania
HealthCare USA, Inc.
----------------------------------------------------------------------------------------------------------
HealthCare USA, Inc.                                      Third Party Administrator       Missouri
----------------------------------------------------------------------------------------------------------
Southern Health Benefits, Inc./                           Administration (TPA)            California
Coventry HealthCare Management
Corporation (VA)
----------------------------------------------------------------------------------------------------------
Pennsylvania HealthMate, Inc.                             Insurance Administrator         Pennsylvania
----------------------------------------------------------------------------------------------------------


                           NAME CORRECTION REQUIRED

In addition, the following license needs to be corrected:

1. Group Health Plan, Inc. holds a Third Party Administrator license in Missouri under the name "Care Management Resources." The name on the license should be changed to "Group Health Plan, Inc."

                                                                       EXHIBIT A


          FORM OF CONVERTIBLE EXCHANGEABLE SENIOR SUBORDINATED NOTE

                 THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO COVENTRY CORPORATION, IS EXEMPT FROM SUCH REGISTRATION.

               THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR DEBT
              (AS DEFINED HEREIN) TO THE EXTENT PROVIDED HEREIN.

                             COVENTRY CORPORATION

            8.3% CONVERTIBLE EXCHANGEABLE SENIOR SUBORDINATED NOTE
                             DUE ________ , 2004


R-1                                                              Date:__________
$_______________                                              New York, New York


         FOR VALUE RECEIVED, the undersigned, COVENTRY CORPORATION, a corporation organized and existing under the laws of the State of Tennessee (herein called the "Company"), hereby promises to pay to _____________________, a Delaware limited partnership (the "Holder") or registered assigns, the principal sum of ___________ MILLION DOLLARS ($__________________) in scheduled payments as provided in the Agreement (as hereinafter defined) until _______, 2004, with interest on the unpaid balance hereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the second anniversary of the date hereof and at the rate of 5.0% per annum (computed on the basis of a 360-day year of the twelve 30-day months) thereafter, until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date hereof, and if such date is not a Business Day on the next Business Day thereafter; provided, however, that the Company shall issue interest notes ("Interest Notes" and individually called an "Interest Note") in payment of any or all interest due on or before the second anniversary of the date hereof which Interest Notes shall bear interest on the unpaid balance thereof at the rate of 8.3% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance thereof until the second anniversary of the date hereof and at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) thereafter until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise); and, provided, further, that the Company may, at its sole option, issue Interest Notes in lieu of a cash payment of any or all interest due after the second anniversary of the date hereof, which Interest Notes shall bear interest on the unpaid balance thereof from the date of issuance thereof at the rate of 5.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest on the Interest Notes will be payable semi-annually in arrears on the last day of the applicable month, commencing six months from the date of issuance thereof, and if such date is not a Business Day on the next Business Day thereafter.

         Payments of both principal and interest are to be made at the address shown on the Company's registry or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is issued pursuant to a Amended and Restated Securities Purchase Agreement dated as of April 2, 1997 (the "Agreement") by and among the Company, Warburg, Pincus Ventures, L.P. and Franklin Capital Associates III L.P. and is entitled to the benefits of the Agreement. As provided in the Agreement, this Note is subject to prepayment in whole or in part in certain cases as specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to prepay this Note upon a Change of Control, as specified in the Agreement.

         This Note shall be subordinate and junior in right of payment to all Senior Debt (as hereinafter defined) to the extent and in the manner provided in this Note.

         Senior Debt means the principal amount of, and accrued interest (including interest accruing or that would have accrued after the commencement of bankruptcy proceedings involving the Company as debtor, whether or not such interest is allowed) on, the loans outstanding under the Third Amended and Restated Credit Agreement, dated as of March 28, 1997, among the Company, the Banks named therein and Morgan Guaranty Trust Company of New York, as Agent, as the same shall be amended from time to time (the "Credit Agreement"), and any fees or other amounts payable pursuant to the Credit Agreement or any related agreement.

         No payment or prepayment of any principal of or interest on this Note shall be due and payable, or paid, unless and until all Senior Debt shall have been paid in full in cash; provided, that the foregoing shall not limit (x) the payment of interest through increases in the principal amount of this Note in accordance with the provisions of Section 1.1 and Section 3 of the Agreement,
(y) the Company's right to cause the Exchange of this Note for Series A Preferred Stock pursuant to the provisions of Section 12.2 of the Agreement, or
(z) the holder of this Note's and the Majority Holders' right to convert this
Note into Common Stock pursuant to the provisions of Section 9 of the Agreement. In furtherance of the foregoing, the holders of Senior Debt shall be entitled to receive payments or distributions of any kind or character (other than those permitted by the proviso to the preceding sentence), whether in cash or property or securities, which may be payable or deliverable (including in any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy) in respect of this Note.

         If, notwithstanding the provisions set forth above, any payment or distribution of assets of the Company of any kind or character (other than as permitted by the proviso to the first sentence of the preceding paragraph) whether in cash, property or securities, shall be received by the holder of this Note in respect of this Note before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Agent under the Credit Agreement, for the ratable account of the holders of such Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full, in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         No holder of Senior Debt shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of the Company. The provisions of this Note are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note, on the other hand, and nothing herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which (except as expressly stated above) is unconditional and absolute, to pay to the holder of this Note the principal thereof and interest thereon in accordance with its terms and the terms of the Agreement, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law, the Agreement or this Note upon default thereunder, subject to the rights under this Note of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

         The holders of Senior Debt shall be intended third-party beneficiaries of the foregoing terms of this Note and shall have the direct right to enforce such terms including the right to intervene in any action or proceeding relating to the payment of amounts under this Note and to enjoin any such payment.

         Subject to the payment in full in cash of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distribution of assets of the Company payable or distributable to the holders of Senior Debt and, as among the Company, its creditors other than the holders of Senior Debt, and the holder of this Note, no payments or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof and of this paragraph, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Company on account of Senior Debt.

         This Note is exchangeable, at the option of the Company, into shares of Series A Preferred Stock (as defined in the Agreement) and convertible, at the option of the holder hereof, into shares of Common Stock, on the terms and conditions set forth in the Agreement.

         Any voluntary or mandatory prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of installments of principal of this Note in the inverse order of their maturity.

         Upon the occurrence of an Event of Default (as defined in the Agreement), (i) this Note shall become due and payable as set forth in the Agreement and (ii) the aggregate principal amount of this Note then outstanding and any overdue interest thereon, if any, shall bear interest (x) at the rate of 10.3% per annum if such Event of Default occurs on or prior to the second anniversary of the date hereof and (y) at the rate of 8.0% if such Event of Default occurs after the second anniversary of the date hereof until such outstanding amount and interest thereon has been paid in full.

         The Company agrees to pay the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

         The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company.

         This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state and shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

                                     COVENTRY CORPORATION



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

ATTEST:
       ---------------------------

                                                                       EXHIBIT A

                                                                       EXHIBIT B

                                                                       EXHIBIT C

                                                                       EXHIBIT D

                                                                     EXHIBIT E

                                                                     EXHIBIT B

                                 FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COVENTRY CORPORATION, IS EXEMPT FROM SUCH REGISTRATION.

                              COVENTRY CORPORATION

                          COMMON STOCK PURCHASE WARRANT

          COVENTRY CORPORATION, a Tennessee corporation (the "Company"), hereby certifies that, for value received, ____________________, a Delaware limited partnership, (the "Holder"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on ______ __, 1997 and ending on _____ __, 2004 in whole or in part, an aggregate of ____________________________________________
_____________________________________________________________________________
(_________) fully paid and non-assessable shares of the Common Stock of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $10.625 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

     1.   EXERCISE OF WARRANT.

          1.1 Exercise. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in Nashville, Tennessee, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (a) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (b) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the

Exercise Payment; (c) by surrender to the Company for cancellation of notes of the Company having an aggregate principal amount plus accrued but unpaid interest on the date of surrender equal to the Exercise Payment or (d) by a combination of the methods described in clauses (a), (b) and (c) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the average Market Price for the ten trading days immediately preceding such payment multiplied by the number of shares as to which the payment is then being elected and (ii) the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the average Market Price for the ten trading days immediately preceding such payment ("Net Exercise"). For purposes hereof, the term "Market Price" shall mean (a) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, (d) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          1.2  Optional Exercise.

          (a) Except as provided in Paragraph 1.2(b), this Warrant may not be exercised at the option of the Company.

          (b) The Warrant may not be exercised before ________ __, 2000 at the Company's option. Thereafter, this Warrant shall be subject to mandatory exercise, in whole but not in part, at the option of the Company, if the Market Price of the Common Stock on twenty (20) consecutive trading days during the period ending within five days prior to the giving of written notice of exercise by the Company is $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event). In the event the Company delivers such notice to the Holder pursuant to Paragraph 1.2(b), the Holder shall have ten days to elect the manner in which the Exercise Payment shall be made. If the Holder fails to notify the Company in writing as to the manner in which the Exercise Payment is to be made within such ten-day period, the Holder shall be deemed to have elected a Net Exercise.

          1.3 Partial Exercise. This Warrant may be exercised at the option of the holder for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

        3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Up on each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          3.1 Adjustment for Issue or Sale of Common Stock at Less than the Market Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs
(1) to (9) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by multiplying the Purchase Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten-day trading period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

          For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of the Company's Common Stock outstanding at such time, and (ii) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 3.1(1) to (9), inclusive, at such time.

          For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

          (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

           (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (before deduction for expenses or underwriters' discounts or commissions related to such issue or sale). In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors of the Company.

          (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

          (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock,

         Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          3.2 Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

          3.3 Subdivisions and Combinations. In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Common Stock, Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

          3.4 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of

Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

          3.5 No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance hereof or thereafter adopted by the Board of Directors of the Company (or physicians or providers contracting with the Company or any of its Subsidiaries), (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof, (iii) upon exercise of the Warrants issued to Franklin Capital Associates, III L.P. ("Franklin") and Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to the Amended and Restated Securities Purchase Agreement, dated as of April 2, 1997, by and among the Company, Franklin and Warburg, (iv) on conversion of the Series A Preferred Stock or the sale of any additional shares of Series A Preferred Stock or the issuance of additional shares of Series A Preferred Stock as dividends pursuant to Section 2(a) of the Certificate of Designation, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of Common Stock, Options or Convertible Securities.

        3.6   Notices of Record Date, Etc. In the event that:

          (1) the Company shall declare any cash dividend upon its Common Stock, or

          (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

          (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

          (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

          (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

         3.7 Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

         (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

          3.8 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

          3.9 Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Market Price, calculated to the nearest one-hundredth (1/100) of a share.

          3.10 Officer's Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

       4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

     5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

     6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

     8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

    (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

          (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

          (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

          9. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

          10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

          11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

          12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          13. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

                                      COVENTRY CORPORATION


                                      By:
                                           Name:
                                           Title:

Dated:  ____________, 1997


Attest:

                  [To be signed only upon exercise of Warrant]


To Coventry Corporation:

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of Common Stock of Coventry Corporation and herewith makes payment of $________________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ______________________________, whose address is _____________

__________________________________.

Dated:






(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)






                                                                     Address

                  [To be signed only upon transfer of Warrant]


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto________________________ the right represented by the within Warrant to purchase the _________shares of the Common Stock of Coventry Corporation to which the within Warrant relates, and appoints ____________________________ attorney to transfer said right on the books of Coventry Corporation with full power of substitution in the premises.

Dated:






(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                                                     Address

In the presence of

                                                                      EXHIBIT C





                                     FORM OF
               CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                 PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                              COVENTRY CORPORATION


                  Pursuant to Section 48-16-102 of the Business
                    Corporation Act of the State of Tennessee

          The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Coventry Corporation, a Tennessee corporation (hereinafter called the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article __________ of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 48-16-102 of the Business Corporation Act of the State of Tennessee.

          RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 6,000,000 shares of Series A Convertible Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

          1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 6,000,000.

          2. DIVIDENDS.

          (a) From the date of issuance hereof, until ___________, 1999 [the second anniversary of the Second Closing Date under the Purchase Agreement unless the Second Closing does not occur, in which case such date shall be the second anniversary of the First Closing Date](the "Dividend Payment Date"), the holders of Series A Preferred Stock shall be entitled to receive, when and as declared, out of the net profits of the

Corporation, dividends at the rate of $0.83 per annum, payable in additional shares of Series A Preferred Stock, before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. The number of shares of Series A Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing the amount of the dividend that would have been payable had such dividend been paid in cash by $10.00. To the extent that any such dividend would result in the issuance of a fractional share of Series A Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series A Preferred Stock held of record by each holder) then the amount of such fraction multiplied by $10.00 shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible). All dividends declared upon Series A Preferred Stock shall be declared pro rata per share.

          (b) Dividends on the Series A Preferred Stock through the Dividend Payment Date shall be cumulative, whether or not in either fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in either fiscal year, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock and no sums in that fiscal year or any subsequent fiscal year shall be paid to the holders of Junior Stock unless and until all dividends accrued and payable in respect of the Series A Preferred Stock have been paid or a sum sufficient for such payment shall have been set apart.

          (c) At all times after the Dividend Payment Date, if, as and when the Board of Directors of the Corporation declares any cash dividend on the shares of Common Stock, the Board of Directors shall declare a cash dividend on each share of Series A Preferred Stock equal to the dividend payable on each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such dividend. Such dividend shall be payable at the same time and otherwise on the same terms as any dividend paid on the Common Stock.

          3. LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $10.00 per share (subject to adjustment in the event of any, dividend, stock split, stock distribution or combination with respect to such shares), plus any accrued but unpaid dividends as of the date of such liquidation, dissolution or winding-up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series A Preferred Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a



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

liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3, unless waived by the holders of a majority of the then outstanding shares of Series A Preferred Stock or unless, as of the date immediately preceding such merger or consolidation, the Market Price is such that the outstanding shares of Series A Preferred Stock would be otherwise redeemable pursuant to Section 8(b) hereof, notwithstanding that such merger or consolidation occurs prior to ____________ [the third anniversary of the Second Closing Date].

          4. VOTING.

          (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 thereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration other than the election of directors (as to which the Series A Preferred Stock shall have rights voting separately as a class as set out in paragraph (b) below). Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below, holders of Series A Preferred Stock and of any other outstanding Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) For so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors (herein referred to as the "Series A Directors"). In the event the Board of Directors is increased to more than nine directors, for so long as any shares of Series A Preferred Stock remain outstanding, the holders of record of a majority of the outstanding shares of Series A Preferred Stock shall be entitled to select the whole number of Series A Directors obtained by multiplying (a) the number of directors on the Board of Directors (including the Series A Directors) by (b) a fraction, the numerator of which is equal to the number of shares of Series A Preferred Stock then outstanding and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding measured in each case on an as converted to Common Stock basis. Each such Series A Director shall be
(x)(i) a partner, officer or
employee of Warburg, Pincus Ventures, L.P. or any of its affiliates or (ii) a person who is not a member of the board of directors or an employee or consultant of any company which owns, manages or provides services to health maintenance organizations ("HMOs") or preferred provider organizations ("PPOs") in any of the geographic markets in which the Corporation, its subsidiaries, or the HMOs and PPOs managed by the Corporation or its subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated to the Board of Directors of the Corporation, and (y) elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series A Preferred Stock or by written consent without a meeting in accordance with the Business Corporation Act of Tennessee. Each Series A Director so elected shall be in a separate class from the other Series A Director, and each shall serve for the term of that class. In addition to any other requirement herein, any vacancy in the position of a Series A Director shall require the affirmative vote of the holders of a majority of the Series A Preferred Stock in order to be filled. In addition to any other requirement herein, the removal of a Series A Director shall require the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

          (c) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority of the holders of Series A Preferred Stock:

          (i) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or amend, alter or repeal any provision of the By-Laws that would adversely affect the rights of the holders of Series A Preferred Stock, including, without limitation, any increase in the number of shares of Series A Preferred Stock;

          (ii) issue any shares of Series A Preferred Stock other than upon exchange of the Note (as defined in the Amended and Restated Securities Purchase Agreement, dated as of April 2, 1997, by and among the Corporation, Franklin Capital Associates III L.P. and Warburg, Pincus Ventures, L.P. (the "Purchase Agreement")) or pursuant to paragraph 2(a) hereof; or

          (iii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock.

          5. OPTIONAL CONVERSION. Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

          (a) The initial conversion rate for the Series A Preferred Stock shall be one share of Common stock for each one share of Series A Preferred Stock surrendered for conversion, representing an initial Conversion Price (for purposes of Section 6) of $10.00 per share of the Corporation's Common Stock plus a number of additional shares of Common Stock equal to the amount of accrued but unpaid dividends (whether or not currently payable) through the date of such conversion divided by the Conversion Price then in effect. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

          (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the average Market Price for the ten-day trading period preceding such issuance and sale of such fraction, calculated to the nearest one-hundredth (1/100) of a share. For purposes hereof, the term "Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common

Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (ii) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (iii) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation or, (iv) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

          (c) Whenever the Conversion Price shall be adjusted as provided in
Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

          (d) In order to exercise the conversion right, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (e) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

          (f) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          6. ANTI-DILUTION PROVISIONS.

          (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series A Preferred Stock. Upon each adjustment of the Conversion Price pursuant to Section 6, the registered Holder of shares of Series A Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Corporation's other series of convertible preferred stock, if any, and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs 6(b)(1) to (9), inclusive, at such time.

          (b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs
(1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate


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

consideration received by the Corporation upon such Triggering Transaction would purchase at the average Market Price for the ten-day period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

        For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subsections (1) to (9), inclusive, shall be applicable:

                (1) In case the Corporation at any time shall in any manner
        grant   (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion

     Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

          (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the

     Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters discounts or commissions related to such issue or sale). In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors of the Corporation.

          (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 6(b).

          (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options, or Convertible Securities, then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (9) For purposes of this paragraph 6(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph 6(b)(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Series A Preferred Stock, the Corporation shall pay to the person converting such Series A Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

     (d) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by paragraph 6(b)(8)) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series A Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

     (f) The provisions of this Section 6 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 6(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation (or physicians or providers contracting with the Corporation or any of its Subsidiaries)

(ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the Warrants issued to Franklin Capital Associates, III L.P. ("Franklin") and Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to the Purchase Agreement, (iv) on conversion of the Series A Preferred Stock or the sale of any additional shares of Series A Preferred Stock or the issuance of additional shares of Series A Preferred Stock as dividends pursuant to Section 2(a) hereof, or (v) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of Common Stock, Options or Convertible Securities.

               (g) In the event that:

               (1) the Corporation shall declare any cash dividend upon its Common Stock, or

               (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

               (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

               (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:

               (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification,


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

                    consolidation, merger, sale, dissolution, liquidation or winding up; and

               (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation.

               (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

                (i) the aggregate Purchase Rights which such holder
                    could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were



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

                        distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

                    7.   MANDATORY CONVERSION.

                    (a) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares upon the vote to so convert of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

                    (b) All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock pursuant to this
Section 7. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Series A Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                   8.   REDEMPTION.

                   (a) The Corporation shall redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Tennessee) at a price of $10.00 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Redemption Price"), on May 15 (the "Redemption Date") of each of the years 2002 through 2004 thirty-three and one-third percent (33 1/3%) of the shares of Series A Preferred Stock outstanding on the first Redemption Date or such lesser number of shares as shall then be outstanding. If the Corporation is unable at any Redemption Date to redeem any shares of Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Tennessee, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

                    (b) The Series A Preferred Stock may not be redeemed before ___________, 2000 [the third anniversary of the Second Closing Date]. Thereafter, the Series A Preferred Stock shall be subject to redemption, in whole but not in part, at the option of the Corporation, if the Market Price of the Common Stock on each of the twenty (20) consecutive days on which there was a price for such shares during the period ending within five days prior to the giving of written notice of redemption as provided in paragraph (d) below is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event) at a price in cash equal to the Redemption Price then in effect.

                    (c) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

                    (d) At least thirty (30) days prior to each Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                    (e) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.



          IN WITNESS WHEREOF, Coventry Corporation has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed by its [Vice President] this _____ day of _______________.


                                       COVENTRY CORPORATION

                                       By:
                                          ----------------------------
                                          Name:
                                          Title:



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